Exhibit 23.1

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

Telephone
(214) 368-6391
Fax
(214) 369-4061
WWW.DEMAC.COM

March 17, 2026

Infinity Natural Resources, Inc.

2605 Cranberry Square

Morgantown, West Virginia 26508

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Infinity Natural Resources, Inc. (the “Company”) of references to our firm and to the estimates contained in our report dated January 26, 2026 (the “Report”), as of December 31, 2025, of the extent and value of the proved oil, condensate, natural gas liquids (NGL), and gas reserves of certain properties in which Antero Resources Corporation (Antero) has represented it holds an interest. We hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-8 (File No. 333-284674) of all references to our firm and information from our Report.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716